Exhibit 5.1

January 25, 2005

Dollar Financial Corp.
1436 Lancaster Avenue, Suite 210
Berwyn, Pennsylvania 19312

Re:	Registration Statement 333-113570; up to 7,500,000 shares of common stock, par value $0.01 per share

Ladies and Gentlemen:

 We have acted as counsel to Dollar Financial Corp., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 7,378,125 shares of the Company's Common Stock (the "Company Shares") and the sale by certain Selling Stockholders of up to 1,246,875 shares (including the exercise by the underwriters of an option to purchase up to 1,125,000 additional shares to cover over-allotments) of the Company's Common Stock (the "Selling Stockholder Shares") pursuant to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on March 12, 2004, as amended by Amendment No. 1 filed with the Commission on April 27, 2004, Amendment No. 2 filed with the Commission on June 3, 2004, Amendment No. 3 filed with the Commission on July 7, 2004, Amendment No. 4 filed with the Commission on July 16, 2004, Amendment No. 5 filed with the Commission on July 23, 2004, Amendment No. 6 filed with the Commission on July 26, 2004, Amendment No. 7 filed with the Commission on October 11, 2004, Amendment No. 8 filed with the Commission December 30, 2004, Amendment No. 9 filed with the Commission on January 10, 2005 and Amendment No. 10 expected to be filed with the Commission on January 26, 2005 (collectively, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

 This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

 In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Company Shares and the sale of the Selling Stockholder Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

 We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

 Based on and subject to the foregoing, it is our opinion that (i) the Company Shares and Selling Stockholder Shares have been duly authorized and (ii) the Company Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable.

 We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

 This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Company Shares or the Selling Stockholder Shares.

Very truly yours,
IRELL & MANELLA LLP